Exhibit (a)(8)

AMENDED AND RESTATED

SCHEDULE A

TO THE

AGREEMENT AND DECLARATION OF TRUST

This Amended and Restated Schedule A, as amended August 6, 2018 (“Schedule A”), to the Ivy Variable Insurance Portfolios Amended and Restated Agreement and Declaration of Trust dated August 16, 2017 (the “Agreement”), is effective as of August 6, 2018, and supersedes any prior Schedule A to the Agreement.

IVY VARIABLE INSURANCE PORTFOLIOS

SERIES AND CLASSES

Ivy Variable Insurance Portfolios	Share Class

Ivy VIP Asset Strategy	Class I Class II

Ivy VIP Balanced	Class II

Ivy VIP Core Equity	Class II

Ivy VIP Corporate Bond	Class II

Ivy VIP Energy	Class I Class II

Ivy VIP Global Bond	Class II

Ivy VIP Global Equity Income	Class II

Ivy VIP Global Growth	Class II

Ivy VIP Government Money Market	Class II

Ivy VIP Growth	Class II

Ivy VIP High Income	Class I Class II

Ivy VIP International Core Equity	Class II

Ivy VIP Limited-Term Bond	Class II

Ivy VIP Micro Cap Growth	Class I Class II

Ivy VIP Mid Cap Growth	Class I Class II

Ivy VIP Natural Resources	Class II

Ivy VIP Pathfinder Aggressive	Class II

Ivy VIP Pathfinder Conservative	Class II

Ivy VIP Pathfinder Moderate	Class II

Ivy VIP Pathfinder Moderate – Managed Volatility	Class II

Ivy VIP Pathfinder Moderately Aggressive	Class II

Ivy VIP Pathfinder Moderately Aggressive – Managed Volatility	Class II

Ivy VIP Pathfinder Moderately Conservative	Class II

Ivy VIP Pathfinder Moderately Conservative – Managed Volatility	Class II

Ivy VIP Science and Technology	Class I Class II

Ivy VIP Securian Real Estate Securities	Class II

Ivy VIP Small Cap Core	Class II

Ivy VIP Small Cap Growth	Class I Class II

Ivy VIP Value	Class II